UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006

ACTIS GLOBAL VENTURES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-49661	98-0358887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

 1905 Aston Avenue, Suite 101, Carlsbad, California92008
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 448-2498

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 28, 2006 we filed a Form 8-K indicating that on November 21, 2006 we were informed by Peterson & Co., LLP (“Peterson”), our independent registered public accounting firm as follows:

Peterson has consummated a merger with Squar, Milner, Miranda & Williamson, LLP (“Squar Milner”).  Squar Milner, which is located in Newport Beach, California, is also registered with the Public Company Accounting Oversight Board (United States).  The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner Peterson”).

We filed that Form 8-K as notification that Peterson will no longer be our independent registered public auditor.  We now supplement our earlier Form 8-K with the following information:

Peterson’s report on our financial statements as of and for the years ended December 31, 2004 and December 31, 2005 did not contain any adverse opinion,  disclaimer of opinion or qualification, however Peterson’s report for these years contained an explanatory paragraph due to uncertainty regarding our ability to continue as a going concern.

The members of our Board of Directors have been informed of the merger of Peterson into Squar Milner Peterson.  Our Board of Directors has not yet met to determine if Squar Milner Peterson will be retained as our new independent registered public auditor, but will meet in the near future to make that decision.

During our two most recent fiscal years ended December 31, 2004 and December 31, 2005, and the subsequent interim period preceding the merger of Peterson with Squar Milner Peterson there were no disagreements with Peterson on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction would have caused them to make reference thereto in their report on our financial statements.

We have provided Peterson with a copy of the foregoing disclosures.  A copy of their letter required by Item 304(a)(3) of Regulation S-K is attached as an exhibit to this Form 8-K/A.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit
Number                 Description

16.1                         Letter from Independent Registered Public Accounting Firm, dated December 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIS Global Ventures, Inc.

Date: December 6, 2006	By:	/s/ Ray W. Grimm, Jr.

Ray W. Grimm, Jr. Chief Executive Officer